                                                                     EXHIBIT 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY CANADIAN, STATE OR PROVINCIAL SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE CANADIAN, STATE OR PROVINCIAL SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                           --------------------------

August 3, 2001

                        WARRANT TO PURCHASE COMMON SHARES

         This certifies that DIEBOLD, INCORPORATED, an Ohio corporation (together with its successors, assigns and transferees, the "Investor"), is entitled to subscribe for and purchase 250,000 fully paid and nonassessable shares (the "Shares") of common stock, without par value (the "Common Stock"), of GLOBAL ELECTION SYSTEMS INC., a company organized under the laws of the Province of British Columbia, Canada (the "Company"), for an exercise price per share equal to US$1.135 (the "Exercise Price"), subject to adjustment as hereinafter set forth. This Warrant is issued pursuant to the Bridge Loan Agreement, dated as of June 29, 2001, as amended by Amendment No. 1 to Bridge Loan Agreement, dated as of August 3, 2001 (the "Effective Date"), between the Investor and the Company (the "Loan Agreement").

         1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time from and after the Effective Date until the earlier to occur of (i) the exercise of all of the rights represented by this Warrant and (ii) the fifth anniversary of the Effective Date (such period, the "Term").


         2. Method of Exercise; Payment; Issuance of New Warrant. (a) The purchase right represented by this Warrant may be exercised by the Investor, in whole or in part during the Term, at the election of the Investor, by the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, of an amount equal to the Exercise Price multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares are issuable upon exercise of this Warrant will be deemed to have become the holder(s) of record of, and will be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares will be deemed to have been issued) at the opening of business on the date upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased will be delivered to the Investor as soon as possible and in any event within ten calendar days after such exercise and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this

Warrant has not then been exercised will also be issued to the Investor as soon as possible and in any event within such ten-day period.

         (b) If any of the following occurs during the Term:

         (i) a consolidation or merger of the Company with or into another entity (other than any merger as to which the Company is the surviving corporation and there is no change in the capital stock of the Company),

         (ii) a liquidating dividend of the Company, or

         (iii) a tender offer or exchange offer with respect to the Common Stock (other than a tender offer opposed by the Company's board of directors) (each, an "Event"),

then, in connection with any such Event, the Investor will have the right, subject to paragraph (c) below, in lieu of exercising such Warrant in advance of such Event and receiving the consideration that the Investor upon exercise of such Warrant would receive in connection with such consolidation or merger, liquidating dividend or tender offer (the "Event Consideration"), upon surrender of the Warrant certificate evidencing such Warrant to the Company or its duly authorized agent or to the depositary or exchange agent, as the case may be, to receive the Event Consideration with respect to the Shares for which such Warrant is exercisable reduced by the Exercise Price. Such reduction in the Event Consideration will first be applied to any cash included in the Event Consideration and, to the extent that such cash is less than the Exercise Price, the amount of the securities or other property to be received by the Investor will be reduced by an amount that, together with any such cash, is equal to the Exercise Price as determined by mutual agreement of the Company and the Investor. The provisions of this paragraph (b) will also apply to successive Events.

         (c) The Company will furnish the Investor with prompt written notice of an Event following its approval by the Company's Board of Directors. Thereafter, the Investor will make an irrevocable election whether to exercise this Warrant in accordance with paragraph (a) hereof or to not exercise this Warrant by delivery of written notice to the Company to that effect. The Investor will make such election at any time following the Investor's receipt of the Company's notice until 10 days prior: (A) to the date of the meeting of the Company's shareholders at which the Company's shareholders will be asked to approve an Event of the type described in paragraph (b)(i) hereof, (B) to the date of making the dividend in the case of an Event of the type described in paragraph
(b)(ii) hereof, or (C) to the expiration date (or its Canadian equivalent) in the case of an Event of the type described in paragraph (b)(iii) hereof. In the case of successive Events, the Investor may make its election at any time until the latest of the foregoing dates.


         (d) The issuance of certificates upon exercise of this Warrant will be made without charge to the holder for any issuance tax (excluding any income tax liability imposed on the holder, or any predecessor or successor in interest to the holder) in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of such certificates.


         (e) The Company will not close its books for the transfer of this Warrant or of any of the securities issued or issuable upon the exercise of this Warrant in any manner that interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued shares acquirable upon exercise of this Warrant is at all times equal to or less than the amount required by law for the valid issuance of the securities issuable upon the exercise of this Warrant at the Exercise Price.


         3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

         4. Adjustments. If the Company shall, during the Term, (i) pay a stock dividend or make a distribution to holders of Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then thereafter the number of Shares shall be automatically (and without notice or further action) increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such change, and the per share Exercise Price of this Warrant after such change shall in case of an increase in the number of shares be proportionately decreased, and in case of a decrease in the number of shares be proportionately increased, so that the aggregate Exercise Price of this Warrant shall be unchanged by such change.


         5. Reorganization, Reclassification, Share Exchange or Merger. (a) If at any time during the Term the Company is a party to any agreement providing for (i) any capital reorganization or reclassification of the capital stock of the Company or (ii) any share exchange or merger of the Company with another corporation, in such a way that holders of Common Stock shall be entitled to receive cash, shares of stock or securities or assets (collectively, and regardless of whether received in connection with a merger or some other form of corporate reorganization, the "Merger Consideration") with respect to or in exchange for Common Stock, then, as a condition to such reorganization, reclassification, share exchange or merger, the successor entity (if other than the Company) resulting from such transaction shall assume by written instrument the obligation to deliver to the Investor, upon exercise of this Warrant, such cash, shares of stock or securities or assets as the Investor would have been entitled to receive had the Investor exercised the Warrant immediately prior to the closing of such transaction.


         (b) In connection with any capital reorganization or reclassification of the capital stock of the Company or any share exchange or merger of the Company with another person, if the Company shall fix a record date for the making of a distribution to holders of Common Stock of (i) assets (other than cash dividends or cash distributions payable out of consolidated net income or earned surplus or dividends payable in Common Stock), (ii) evidences of indebtedness or other securities of the Company or of any person (except for Common Stock), or (iii) subscription rights, options or warrants to purchase any of the foregoing assets or securities, whether or not such rights, options or warrants are immediately exercisable, to the extent such rights, options or warrants have not expired, then the Company shall make provisions for the Investor to receive, and the Investor shall be entitled upon exercise of this Warrant, evidences of indebtedness, securities or such other rights, options or warrants, as if the Investor had exercised this Warrant on or before such record date.

         6. Notification to Investor. (a) Upon each adjustment pursuant to Sections 4 or 5 hereof, the Company shall give written notice thereof to the Investor within ten days after the date of such adjustment, which notice shall set forth the calculation of the number of shares of Common Stock issuable upon exercise of the rights represented by this Warrant before and after such adjustment and the facts upon which such calculations are based.

         7. Certain Events. If any event occurs as to which the provisions of this Warrant are not strictly applicable or, if strictly applicable would not fairly protect the rights of the Investor in accordance with the essential intent and principles of such provisions, then the Company and the Investor shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect the Investor's rights as aforesaid.

         8. Rights as Stockholder; Information. Except as set forth herein, no holder of this Warrant, as such, will be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Shares purchasable upon the exercise hereof are deliverable, as provided herein.

         9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Investor. The Company will not, by amendment of the

Company's Memorandum or Articles, bylaws or other constituent documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Investor against impairment.

         10. Transfers. (a) This Warrant and all rights hereunder are transferable, in whole or in part, upon (i) notice to the Company and (ii) surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company, by which the transferee of the Warrant agrees to be bound by all of the terms and conditions of this Warrant. The Investor and any permitted transferee will be entitled to all the benefits set forth in the Registration Rights Agreement, dated as of the Effective Date (the "Registration Rights Agreement"), to which the Company is a party with respect to the Shares and the Shares will be deemed "Registrable Securities" for purposes of the Registration Rights Agreement.

         (b) The Company will maintain a register containing the names and addresses of the registered holder of this Warrant. Any registered holder may change such registered holder's address as shown on the warrant register by written notice to the Company requesting such change.

         11. Representations and Warranties. The Company represents and warrants that, as of the date hereof, the 250,000 Shares issued upon exercise of this Warrant represent .01% of the Fully Diluted Common Stock. For purposes of this Warrant, the term "Fully Diluted Common Stock" means the sum as of the date hereof of all issued and outstanding Common Stock and any other equity securities of the Company having rights to vote generally for the election of directors of the Company and any securities convertible into or exercisable for Common Stock or such other securities, in each case, on an as-converted or as-exercised basis (including the Shares and shares of Common Stock issuable pursuant to the exercise of options or other awards granted to employees, officers and directors of the Company pursuant to the Company Stock Option Plans, but excluding the shares of Common Stock issuable upon conversion of the loan pursuant to the Loan Agreement).

         12. Notices. For all purposes of this Warrant, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company and to the Investor at the address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt. The Investor and the Company may change the


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notice address at any time by delivering a written notice to the other, which notice will be deemed effective in accordance with the immediately preceding sentence.

         13. Binding Effect. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the Investor but at the Company's expense, acknowledge in writing its continuing obligation to the Investor in respect of any rights (including, without limitation, any right to registration of the Conversion Shares) to which the Investor shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the Investor to make any such request shall not affect the continuing obligation of the Company to the Investor in respect of such rights.

         14. Lost Warrants or Stock Certificates. The Company will, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         16. Governing Law. This Warrant will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of New York, without regard to the conflict of law rules of such State.

         17. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         18. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         19. Counterparts. This Warrant may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

         20. Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, a "New York Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

         (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Warrant or otherwise in respect of a suit, action or proceeding against such party by a thirty party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

         (c) No party may move to (i) transfer any such suit, action or proceeding from the New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the New York Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the New York Court for the purpose of bringing the same in another jurisdiction.

         (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in the New York Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

         21. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         22. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         23. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Warrant.

         24. Entire Agreement. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by one of its duly authorized officers and the undersigned has accepted this Warrant and the terms and conditions hereof by its execution in the space provided below as of the date first written above.

                                            GLOBAL ELECTION SYSTEMS INC.


                                            By: /s/ ROBERT J. UROSEVICH
                                               ---------------------------------
                                                 Name:  Robert J. Urosevich
                                                 Title: President and Chief
                                                          Operating Officer

                                            Notice Address:

                                            c/o Global Election Systems, Inc.
                                            1611 Wilmeth Road
                                            McKinney, TX 75069
                                            Facsimile:  (972) 542-6044
                                            Attention:  Michael Rasmussen
Accepted:

DIEBOLD, INCORPORATED


By: /s/ GREGORY T. GESWEIN
   ---------------------------------
     Name: Gregory T. Geswein
     Title: Senior Vice President and
            Chief Financial Officer



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Notice Address:

5995 Mayfair Road
P.O. Box 3077
North Canton, OH 44720-8077
Facsimile:  (330) 490-4555
Attention:  Gregory T. Geswein

with a copy to:

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, New York 10022
Facsimile No.:  (212) 755-7306
Attention:  Thomas W. Bark


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


                                                                       EXHIBIT A

                               NOTICE OF EXERCISE


To:  Global Election Systems Inc.

         1. The undersigned hereby elects to purchase ________ shares of Common Stock pursuant to Section 2(a) of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

         2. The undersigned hereby elects to purchase ________ shares of Common Stock pursuant to the terms of Section 2(b) of the attached Warrant.

         3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                         -------------------------------
                                       Name

                         -------------------------------

                         -------------------------------
                                   (Address)


                                               ---------------------------------
                                               (Signature)

                                               ---------------------------------
                                               (Date)

                                                                       EXHIBIT B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, (the "Transferor") hereby sells, assigns and transfers to ___________ (the "Transferee") all of the rights of the undersigned under the attached Warrant with respect to ______ shares of Common Stock covered thereby (the "Warrant Shares"). The Transferee agrees to assume and be bound by all of the terms and conditions of the Warrant that are applicable to the Transferee with respect to the Warrant Shares. The notice address of the Transferee for purposes of Section 12 of the Warrant is set forth below.


                                               [TRANSFEROR]



                                               By:
                                                  ------------------------------
                                                     Name:
                                                     Title:



                                               [TRANSFEREE]



                                               By:
                                                  ------------------------------
                                                     Name:
                                                     Title:



                                               Notice Address:
                                                              ------------------

                                               ---------------------------------

                                               ---------------------------------
                                               Facsimile:
                                                         -----------------------
                                               Attention:
                                                         -----------------------


                                               Dated:
                                                     ---------------------------

                                      B-1